Exhibit 10.3

Debt Settlement Agreement

THIS DEBT SETTLEMENT (this "Agreement") dated this 24th day of March, 2021

BETWEEN:

[XXX]

(the "Releasor")

OF THE FIRST PART
AND
Mitesco, Inc. f.k.a. True Nature Holdings, Inc. of 601 Carlson Parkway Suite 1050 Minnetonka, MN 55305
(the "Releasee")

OF THE SECOND PART

IN CONSIDERATION OF the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.	Consideration

In consideration of the sum of $55,367.66 USD, paid by wire transfer paid not later than 5pm EST on March 25, 2021 to:

[XXX]

the receipt and sufficiency of which consideration is acknowledged, the Releasor releases and forever discharges the Releasee, its owners, directors, officers, employees, agents, assigns, legal representatives and successors from all manner of actions, causes of action, debts, accounts, bonds, contracts, claims and demands which have been or may be sustained as a consequence of the failure of the Releasee to repay in full the debt owed to the Releasor described below.

2.	Details of Debt

It is acknowledged by the parties that the outstanding debt owed by the Releasee to the Releasor is the amount of $54,366.67 USD, remaining from the original debt amount of $60,000.00 USD. The debt arose from a loan made to True Nature Holding, Inc.

3.	Concurrent Release

The Releasor acknowledges that this Agreement is given with the express intention of effecting the extinguishment of certain obligations owed to the Releasor, and with the intention of binding the Releasor's spouse, heirs, executors, administrators, legal representatives and assigns.

4.	Full and Final Settlement

For the above noted consideration, the parties to this Agreement further agree not to make claim or take proceedings against any other person or corporation which might claim contribution or indemnity under the provisions of any statute or otherwise.

5.

It is declared that the terms of this settlement are fully understood; that the amount or type of consideration stated is the sole consideration for this Agreement and that the sum is accepted voluntarily for the purpose of making a full and final compromise, adjustment and settlement of all claims for losses resulting or which may result from the above noted debt.

6.	This Agreement is given in full knowledge that the consideration given, as noted above, is being accepted as full and final satisfaction of the full debt claim.

7.	This Agreement contains the entire agreement between the parties to this settlement and the terms of this Agreement are contractual and not a mere recital.

8.	No Admission of Liability

It is agreed that the payment is not deemed to be an admission of liability on the part of the Releasee.

8.	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF the Releasor and Releasee have duly affixed their signatures under hand and seal on this 24th day of March, 2021.

_______________________________ [XXX], Releasor	_______________________________ WITNESS: _____________________

Mitesco, Inc. f.k.a. True Nature Holdings, Inc. Per:____________________________ Larry Diamond, CEO, Releasee	_______________________________ WITNESS: _____________________

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